      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1999
                                              REGISTRATION NO. 333-_____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                  ------------

                                PEOPLESOFT, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     68-0137069
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                               4460 HACIENDA DRIVE
                          PLEASANTON, CALIFORNIA 94588
               (Address of Principal Executive Offices) (Zip Code)

                             ----------------------

  TRIMARK TECHNOLOGIES, INC. 1998 DIRECTOR AND EXECUTIVE OFFICER NON-STATUTORY
                                STOCK OPTION PLAN


TRIMARK TECHNOLOGIES, INC. 1995 DIRECTOR AND EXECUTIVE OFFICER STOCK OPTION PLAN


   TRIMARK TECHNOLOGIES, INC. 1995 EMPLOYEES AND CONSULTANTS STOCK OPTION PLAN


                TRIMARK TECHNOLOGIES, INC. 1993 STOCK OPTION PLAN
                            (Full title of the Plans)

                             ----------------------

                                DAVID A. DUFFIELD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                PEOPLESOFT, INC.
                4460 HACIENDA DRIVE, PLEASANTON, CALIFORNIA 94588
                     (Name and Address of Agent for Service)

                                 (925) 694-3000
          (Telephone number, including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed Maximum       Proposed Maximum
Title of Securities to        Amount to be           Offering Price            Aggregate              Amount of
     be Registered           Registered (1)          per Share (2)        Offering Price (2)       Registration Fee
----------------------       --------------         ----------------      ------------------       ----------------

Common Stock,  par value     596,750 shares             $ 13.75               $ 8,205,313               $ 1,881
$.01 per share

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the TriMark Technologies, Inc. 1998 Director and Executive Officer Non-Statutory Stock Option Plan, 1995 Director and Executive Officer Stock Option Plan, 1995 Employees and Consultants Stock Option Plan, and the 1993 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of PeopleSoft, Inc. Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the maximum offering price per share as such options may be exercised.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         PeopleSoft, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

                  (b) The description of the Registrant's Common Stock to be offered hereby contained in the Registrant's Registration Statement on Form 8-A dated October 7, 1992, filed pursuant to Section 12(g) of the Exchange Act including any amendment or report filed for the purpose of updating such description.

                  (d) The description of the Registrant's Preferred Share Purchase Rights contained in its Registration Statement on Form 8-A/A filed with the Commission on March 25, 1998 including any amendment or report filed for the purpose of updating such description.

         All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 ( the "1933 Act"). Article XIII of the Registrant's currently effective Certificate of Incorporation and
Article VI of
the Registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents. In addition, the Registrant has entered into indemnification agreements with its officers and directors.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

       Exhibit
       Number     Exhibit
       -------    -------
         4        Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statements on Form 8-A which are incorporated herein by reference pursuant to Items 3(b) and
                  (c).

         5        Opinion and consent of Gibson, Dunn & Crutcher LLP.

         23.1     Consent of Ernst & Young LLP, Independent Auditors.

         23.2     Consent of Gibson, Dunn & Crutcher is contained in Exhibit 5.

         24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

         99.1     TriMark Technologies, Inc. 1998 Director and Executive Officer
                  Non-Statutory Stock Option Plan and forms of option agreements thereunder

         99.2     TriMark Technologies, Inc. 1995 Director and Executive Officer
                  Stock Option Plan (as amended) and forms of option agreements thereunder

         99.3     TriMark Technologies, Inc. 1995 Employees and Consultants
                  Stock Option Plan and forms of option agreements thereunder

         99.4 TriMark Technologies, Inc. 1993 Stock Option Plan (as amended) and form of option agreement thereunder

Item 9.  Undertaking

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the following TriMark Technologies, Inc. stock option plans: 1998 Director and Executive Officer Non-Statutory Stock Option Plan, 1995 Director and Executive Officer Stock Option Plan (as amended), 1995 Employees and Consultants Stock Option Plan, and 1993 Stock Option Plan (as amended).

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in
Item 6, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 6th day of May, 1999.

                                   PEOPLESOFT, INC.

                                   By:  /s/ Alfred J. Castino
                                      ---------------------------------------
                                        Alfred J. Castino

                                        Senior Vice President, Finance and
                                        Administration, and Chief Financial
                                        Officer (Principal Financial and
                                        Accounting Officer)



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of PeopleSoft, Inc., a Delaware corporation, do hereby constitute and appoint David A. Duffield, Alfred J. Castino and Robert D. Finnell, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                  TITLE                                  DATE

     /s/ David A. Duffield               Chairman of the Board of Directors,               May 6, 1999
----------------------------------
     David A. Duffield                   President and Chief Executive Officer
                                         (Principal Executive Officer)

     /s/ Alfred J. Castino               Senior Vice President of Finance,                 May 6, 1999
-----------------------------------
     Alfred J. Castino                   Chief Financial Officer and Secretary
                                         (Principal Financial Officer and
                                         Principal Accounting Officer)

     /s/ Aneel Bhusri                    Vice Chairman of the Board of Directors           May 6, 1999
-----------------------------------
     Aneel Bhusri

/s/ A. George "Skip" Battle              Director                                          May 6, 1999
-----------------------------------
     A. George "Skip" Battle

     /s/ Edgar F. Codd                   Director                                          May 6, 1999
-----------------------------------
     Edgar F. Codd

     /s/ Albert W. Duffield              Director                                          May 6, 1999
-----------------------------------
     Albert W. Duffield

     /s/ George J. Still, Jr.            Director                                          May 6, 1999
-----------------------------------
     George J. Still, Jr.

     /s/ Cyril J. Yansouni               Director                                          May 6, 1999
-----------------------------------
     Cyril J. Yansouni

                                  EXHIBIT INDEX

Exhibit
Number            Exhibit

4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statements on Form 8-A which are incorporated herein by reference pursuant to Items 3(b) and
                  (c).

5                 Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1              Consent of Ernst & Young LLP, Independent Auditors.

23.2              Consent of Gibson, Dunn & Crutcher LLP is contained in
                  Exhibit 5.

24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1 TriMark Technologies, Inc. 1998 Director and Executive Officer Non-Statutory Stock Option Plan and forms of option agreements thereunder

99.2 TriMark Technologies, Inc. 1995 Director and Executive Officer Stock Option Plan (as amended) and forms of option agreements thereunder

99.3 TriMark Technologies, Inc. 1995 Employees and Consultants Stock Option Plan and forms of option agreements thereunder

99.4 TriMark Technologies, Inc. 1993 Stock Option Plan (as amended) and form of option agreement thereunder